EMPLOYMENT AGREEMENT
This Employment Agreement (this “Agreement”) is entered into as of October 2, 2023 (the “Effective Date”) and is by and between Bright Mountain Media, Inc., a Florida company (the “Company”) and Ethan Rudin, an individual resident of the State of Washington (“Executive”).
WHEREAS, the Company wishes to employ Executive in accordance with the terms of this Agreement; and
WHEREAS, Executive wishes to accept employment with the Company according to the terms of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Employment. The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending on the date described in Section 4(a) (the “Employment Period”).
2.Position and Duties.
(a)During the Employment Period, Executive shall serve as the Chief Financial Officer of the Company, and in connection therewith Executive shall render such administrative, financial and other executive and managerial services to the Company and have the responsibilities and authority which are consistent with Executive’s position, subject to the power and authority of the Company’s Board of Directors (the “Board”) to reasonably expand or reasonably limit such duties, responsibilities, functions and authority.
(b)Executive shall report to the Chief Executive Officer (or such other person as shall be designated by the Board). Executive shall perform Executive’s duties and responsibilities to the best of Executive’s abilities in a diligent, trustworthy, businesslike and efficient manner. Executive shall devote Executive’s full business time, energies and attention (except for permitted vacation periods and periods of illness or other temporary incapacity) to the business and affairs of the Company and its affiliates. So long as Executive is employed by the Company, Executive shall not, without the prior written consent of the Board, accept other employment or perform other services for compensation or that interfere with Executive’s employment with the Company; provided, however, that Executive may serve as an officer or director of or otherwise participate in purely educational, welfare, social, religious and civic organizations so long as such activities are not in competition with the Company or its affiliates or do not materially interfere with Executive’s ability to carry out Executive’s duties under this Agreement.
(c)Executive shall comply with all lawful rules, policies, procedures, regulations and administrative directions now or hereafter reasonably established by the Board for employees of the Company.
(d)Executive shall work remotely from Executive’s home office or another location with a secure Wi-Fi source. Executive is responsible for any and all costs associated with working remotely. If Executive wants to work in-person, he may work from any of the Company’s offices.
3.Salary and Benefits.
(a)Salary. During the Employment Period, the Company shall pay Executive a base salary at the annual rate of $325,000, payable in regular installments in accordance with the Company’s usual payment practices subject to required withholding and taxes (the “Salary”). Executive’s Salary will be reviewed at least annually by the Board and may be adjusted (in which case such adjustment shall be the “Salary” hereunder).
(b)Bonus. With respect to each calendar year during the Employment Period and commencing in 2023 on a prorated basis, Executive may be eligible to receive a target bonus of twenty-five percent (25%) of his Salary, based on the Company’s performance and as determined by the Board in its sole discretion.
(c)Benefits. During the Employment Period, Executive shall be entitled to participate in all employee benefit plans of the Company, including without limitation all health insurance plans, retirement plans (including 401(k)), life insurance plans and other perquisite plans and programs (collectively, the “Benefit Plans”), as applicable, for which employees of Executive’s rank in the Company are generally eligible, in each case consistent with the Company’s then-current practice as approved by the Board from time to time. The foregoing shall not be construed to require the Company to establish such Benefit Plans or to prevent the modification or termination of such Benefit Plans once established, and no such action or failure thereof shall affect this Agreement. Executive recognizes that the Company and its affiliates have the right, in their sole discretion, to amend, modify or terminate any Benefit Plans without creating any rights in Executive.
(d)Business Expenses. During the Employment Period, the Company shall reimburse Executive for all reasonable business expenses incurred by Executive in the course of performing Executive’s duties under this Agreement; provided such expenses are otherwise consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses. As a condition to being issued such reimbursements, Executive shall submit to the Company on a timely basis business expense reports, including substantiation in accordance with the Company’s policy as in effect from time to time. For purposes of compliance with Code Section 409A (as defined in Section 25): (i) all expenses or other reimbursements under this Agreement shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive, (ii) any such right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit and (iii) no such reimbursement, expenses eligible for reimbursement or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.
(e)Corporate Credit Card. During the Employment Period, the Company will issue Executive a corporate credit card. Executive shall reconcile the credit card and submit receipts on a monthly basis to the Accounting Department. At the end of the Employment Period, Executive is required to return the Company’s corporate credit card.

(f)Stock Options. During the Employment Period, Executive will be eligible to participate in the Company’s stock option plan, subject to the approval of the Board and the terms of the Bright Mountain Media, Inc. Stock Option Plan, which will be provided to Executive in a separate option agreement upon the approval by the Board.
(g)Paid Time Off. During the Employment Period, Executive is eligible for paid time off (“PTO”) in accordance with the Company’s PTO policy. Accrued but unused PTO will not be paid out to Executive upon the termination of Executive’s employment with the Company.
4.Employment Period.
(a)The Employment Period shall begin on the Effective Date and shall continue until Executive’s employment hereunder is terminated in accordance with Section 4(b).
(b)The Employment Period and Executive’s employment hereunder (i) shall terminate upon Executive’s death or permanent disability or incapacity, (ii) may be terminated by the Company at any time with or without Cause (as defined in Section 4(f)), and (iii) may be terminated by Executive at any time for any reason provided that Executive provide the Company with 90 days’ notice.
(c)If Executive’s employment hereunder is terminated by the Company for Cause or by Executive during the Employment Period, then Executive shall be entitled to receive only Executive’s accrued, unpaid Salary, any reimbursements owed for business expenses validly incurred and reimbursable on or prior to the effective date of Executive’s termination (the “Termination Date”), and any accrued but unpaid benefits due and owing to Executive under the Benefit Plans (collectively, the “Accrued Obligations”).
(d)If Executive’s employment hereunder is terminated without Cause by the Company during the Employment Period, then Executive shall be entitled to receive the Accrued Obligations and, provided Executive signs and does not revoke a general release of claims against the Company and its affiliates on a form to be provided by the Company within fourteen (14) days of the Termination Date, does not apply for unemployment compensation chargeable to the Company during the twelve (12) months following the Termination Date, and subject to Executive’s compliance with each obligation pursuant to Section 5, Section 6 and Section 7, Executive shall also be entitled to receive severance payments equal to (i) Executive’s then-current annual Salary, payable in six (6) equal installments over the six (6) months following the Termination Date in accordance with the Company’s usual payment practices and subject to required withholding and taxes.
(e)If Executive’s employment hereunder is terminated as a result of Executive’s death, permanent disability or incapacity during the Employment Period, Executive or Executive’s representatives or beneficiaries shall be entitled to receive only the Accrued Obligations and any rights to continuation of coverage and to benefits under any Benefit Plans required under applicable law.
(f)For purposes of the Agreement, “Cause” shall mean Executive’s
(i) conviction of or entering a guilty plea or plea of no contest to any felony or any crime involving moral    turpitude,    disloyalty,    dishonesty,    fraud,    misrepresentation,    embezzlement,    theft,

professional misconduct, or sexual harassment, (ii) failure to perform the duties required of Executive in his role as CFO or as required by this Agreement, (iii) material breach, non- performance or non-observance of any of the terms of this Agreement or any other agreement entered into between Executive and the Company or its affiliates, (iv) fraud or willful gross misconduct with respect to the business or affairs of the Company or its affiliates, or any act of embezzlement or other misappropriation, that, in either case, results in material economic or reputational harm to the Company, (v) material breach of any fiduciary or similar duty owed to the Company or its affiliates, (vi) refusal to carry out, or repeated failure to undertake good faith efforts to carry out, the legitimate directives or instructions of the Board (or such other person to whom Executive reports as may be designated from time to time by the Board) or (vii) commission by Executive of an act or omission that (a) adversely affects, or could reasonably be expected to adversely affect, the Company’s business or reputation, (b) indicates active alcohol abuse or illegal drug use by Executive, or (c) indicates a violation of any law, regulation or ordinance applicable to the Company or its affiliates; which, with respect to (ii)-(vi) above, Executive fails to cure within thirty (30) days following Executive’s receipt of written notice from the Board of such circumstance that would otherwise constitute Cause hereunder.
(g)For purposes of this Agreement, Executive’s permanent disability or incapacity shall be determined in accordance with the Company’s long-term disability insurance policy, if such a policy is then in effect, or, if no such policy is then in effect, then such permanent disability or incapacity shall be deemed to have occurred upon Executive’s inability to perform the essential functions of the position set forth in Section 2(a), after reasonable accommodation by the Company, for a period of at least one hundred eighty (180) days, in the aggregate, during any period of 365 calendar days, unless further time is required as a reasonable accommodation under the Americans with Disabilities Act.
5.Restrictive Covenants.
(a)Noncompetition Covenant. During the period commencing on the Effective Date and terminating on the twelve (12) month anniversary of the Termination Date (unless Executive’s employment is terminated due to Executive’s breach of Executive’s fiduciary duty to the Company or due to Executive’s unlawfully taking, physically or electronically, property belonging to the employer, in which case the restrictions in this Section 5(a) terminate on the eighteen (18) month anniversary of the Termination Date) (the “Restricted Period”), Executive shall not, anywhere the Company, its subsidiaries or its affiliates conducts business or is known by Executive to contemplate conducting business as of the Termination Date (the “Restricted Territory”), directly or indirectly (whether for compensation or without compensation), as principal, agent, owner, partner, employee, consultant, shareholder, member, director, manager or officer, as the case may be, or otherwise howsoever, own, operate, be engaged in or connected with the operation of or have any financial interest in or advance, lend money to, guarantee the debts or obligations of or permit Executive’s name or part thereof to be used or employed in any operation, whether a proprietorship, partnership, joint venture, company or other entity, legal or otherwise, whatsoever, or otherwise carry on or engage in any activity or business that is competitive with the business activities of the Company, its subsidiaries or its affiliates as they existed during the period that Executive provided services to any of them; provided, however, that such restrictions shall not preclude Executive from owning up to 1% of the totally outstanding stock of a publicly traded entity.

(b)Non-solicitation Covenant. During the Restricted Period, Executive shall not, directly or indirectly (whether for compensation or without compensation), as principal, agent, owner, partner, employee, consultant, shareholder, member, director, manager or officer, as the case may be (other than as the holder of an ownership interest of not more than 1% of the total outstanding stock of a publicly traded entity):
(i)solicit, contact, or attempt to obtain business from, accept business from or contact any current or former partner, client or customer of the Company or its subsidiaries regarding activity or business that is competitive with the business activities of the Company or its subsidiaries as they existed during the period that Executive provided services to the Company or as to which the Company or its subsidiaries has spent time and resources to the development of and has plans to launch during the twelve (12) month period following the Termination Date; or
(ii)induce, solicit or attempt to induce or solicit any Company or affiliate employee or independent contractor that Executive had material contact with to terminate employment with the Company or any of its affiliates, hire or participate in the hiring of any Company employee or independent contractor (other than an independent contractor who is a vendor providing services to more than one entity if engaging such independent contractor is not disruptive to the relationship between the Company or its affiliates and such independent contractor), or interfere with or attempt to disrupt the relationship, contractual or otherwise, between the Company or its affiliates and any employee or independent contractor (other than advertising not specifically targeted at the employees or contractors of the Company or its affiliates and serving as a reference upon request) other than advertising not specifically targeted at the Company’s employees and serving as a reference upon request.
(iii)For purposes of this Section 5(b), (i) a current and former partner, client, or customer means any partner, client, or customer of the Company or its affiliates during the twenty-four (24) month period prior to the Termination Date or during the Restricted Period and (A) with whom Executive had substantial business-related contact within the twenty-four (24) month period prior to the Termination Date or (B) about whom Executive obtained specialized knowledge or information within the twenty-four (24) month period prior to the Termination Date and (ii) an employee or independent contractor means any person employed or contracted by the Company or its affiliates during the twelve (12) month period prior to the Termination Date, respectively.
(c)Non-Disparagement. During the Employment Period and thereafter, Executive shall not, directly or indirectly, make disparaging remarks about the Company or its affiliates or any of their respective directors, officers or employees.
(d)Acknowledgment. Executive agrees that each of the restrictive covenants in this Section 5 is reasonable and necessary to protect the legitimate business interests of the Company and its affiliates. In particular, Executive acknowledges and agrees that the duration, territory and scope of these restrictions are reasonable, necessary, and do not interfere with public interest or public policy. Executive further agrees that the descriptions of the restrictive covenants in this Section 5 are sufficiently accurate and defined and Executive understands the scope and meaning of the covenants. If any court should determine that any provision of this Section 5 is unenforceable for any reason, Executive specifically agrees and requests that the court making such determination shall modify and reform such provision or provisions and, in its modified form, specifically enforce Section 5.
(e)Should the Executive violate any of the terms of the restrictive covenant obligations articulated in this Section 5, the obligation at issue will run from the first date on which the Executive ceases to be in violation of such obligation.
6.Confidentiality.
(a)Executive will not at any time (whether during or after Executive’s employment with the Company) (x) retain or use for the benefit, purposes or account of Executive or any other person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information – including without limitation trade secrets, know-how, research and development, software, databases, inventions, ledgers, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, private equity groups, financial institutions or investment bankers, financial accounts, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals – concerning the past, current or future business, activities and operations of the Company or its affiliates and/or any third party that has disclosed or provided any of same to the Company or its affiliates on a confidential basis (“Confidential Information”) without the prior written authorization of the Board, except as required in connection with the performance of Executive’s duties; provided, that Executive may disclose such information to Executive’s legal and/or financial advisors for the limited purpose of enforcing Executive’s rights under this Agreement so long as Executive requires that such legal and/or financial advisors not disclose such information and Executive shall be liable for any disclosure by such legal and/or financial advisors.
(b)Confidential Information shall not include any information that is:
(i) generally known to the industry or the public other than as a result of Executive’s breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to Executive by a third party without breach of any confidentiality obligation; or
(iii) required by applicable law to be disclosed; provided that to the extent legally permissible, Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.
(c)Executive acknowledges, agrees, and understands that (1) nothing in this Agreement prohibits Executive from reporting to any governmental authority or attorney information concerning suspected violations of law or regulation, provided that Executive does so consistent with 18 U.S.C. 1833, and (2) Executive may disclose trade secret information to a government official or to an attorney and use it in certain court proceedings without fear of prosecution or liability, provided that Executive does so consistent with 18 U.S.C. 1833.
(d)Except as required by applicable law or the rules and regulations of the Securities and Exchange Commission, Executive will not, without the prior approval of the Board,

disclose to anyone, other than Executive’s spouse, legal or financial advisors or members of the Company’s senior management, the contents of this Agreement.
(e)Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Securities and Exchange Commission, or any other federal, state, or local governmental regulatory or law enforcement agency (“Government Agencies”). Executive further understands that nothing in this Agreement limits Executive’s ability to communicate with any Government Agencies or otherwise participate in or fully cooperate with any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to or approval from the Company. Executive can provide confidential information to Government Agencies without risk of being held liable by the Company for financial penalties. This Agreement also does not limit Executive’s right to receive an award for information provided to any Government Agencies.
(f)Upon termination of Executive’s employment with the Company for any reason, Executive shall: (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including, without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company or its affiliates; (y) immediately return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Executive’s possession or control (including any of the foregoing stored or located in Executive’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company and its affiliates, except that Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information or are not related to the Company’s business; and (z) notify and fully cooperate with the Company regarding the delivery of any other Confidential Information of which Executive is or becomes aware.
7.Intellectual Property.
(a)Proprietary Rights and Inventions. The term “Invention” shall include anything that may be patentable or copyrightable as well as any discovery, development, design, formula, improvement, invention, original work of authorship, software program, process, technique, trade secret, and any other form of information that derives independent economic value from not being generally known to the public, whether or not registrable or protectable. The term “Proprietary Rights” shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.
(b)Prior Inventions. Inventions, if any, patented or unpatented, that Executive made prior to the commencement of Executive’s employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, Executive has set forth on Exhibit 1, attached hereto, a complete list of all Inventions that (i) Executive has, alone or jointly with others, conceived, developed, or reduced to practice or caused to be conceived, developed, or reduced to practice prior to the commencement of Executive’s employment with the Company, (ii) Executive considers to be Executive’s property or the property of third parties, and
(iii) Executive wishes to have excluded from the scope of this Agreement (referred to herein as “Prior Inventions”). If disclosure of any such Prior Inventions would cause Executive to violate a confidentiality agreement to which Executive is bound, Executive understands that Executive is not to identify or describe such Prior Inventions in Exhibit 1 but is only to disclose a cursory name for each such invention, the party(ies) to whom it belongs, and Executive’s relationship to such party(ies). If Exhibit 1 is left blank, Executive represents that there are no Prior Inventions.
(c)Assignment of Inventions. Subject to Section 7(e), Executive hereby assigns and agrees to assign in the future (when any such Inventions are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all Executive’s rights, titles and interests in and to any and all Inventions (and all Proprietary Rights with respect thereto), whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by Executive, either alone or jointly with others, during the period of Executive’s employment with the Company. For purposes of this Agreement, Inventions subject to assignment to the Company, or to a third party as directed by the Company pursuant to Section 7(e), are referred to as “Company Inventions.” The Company will have the right to obtain and hold in its own name patents, copyrights, registrations and any other Proprietary Rights or protections available with respect to any Company Inventions as may be necessary or desirable to transfer, perfect and defend the Company’s ownership or other rights therein. Executive hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Executive now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.
(d)Non-Assignable Inventions. This Agreement does not apply to an Invention that constitutes a non-assignable invention under Revised Code of Washington. § 49.44.140. Executive has reviewed the notification on Exhibit 2 (Limited Assignment Exclusion Notice) and agrees that Executive’s signature acknowledges receipt of the notification.
(e)Obligation to Keep Company Informed of Employment and Post- Employment Inventions. During the period of Executive’s employment and for twelve (12) months after termination of my employment with the Company, unless prohibited by law, Executive will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by Executive, either alone or jointly with others. In addition, Executive will promptly disclose to the Company all patent applications filed by Executive or on Executive’s behalf within one year after termination of employment. At the time of each such disclosure, Executive will advise the Company in writing of any Inventions that Executive believes are not subject to assignment under Section 7(c) or 7(f), and Executive will at that time provide to the Company in writing all evidence necessary to substantiate that belief; provided that Executive shall not be compelled to disclose confidential information or trade secrets of any third party to whom Executive has an obligation of confidentiality. Executive will preserve the confidentiality of all Inventions that belong to the Company.
(f)Government or Third-Party Assignment. Executive agrees to assign all Executive’s rights, titles and interests in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.
(g)Works Made for Hire. Executive acknowledges that all original works of authorship that are made by Executive (solely or jointly with others) within the scope of Executive’s employment and that are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C. § 101). Accordingly, all right, title and interest in such works (including copyrights) will vest exclusively in the Company to the fullest extent provided under applicable law.
(h)Enforcement of Proprietary Rights; Employee Cooperation. Both during and after Executive’s employment with the Company, Executive agrees to assist the Company in every proper way to obtain and/or enforce Proprietary Rights relating to Company Inventions in any and all countries. To that end, Executive will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof, including (without limitation) execution, verification and delivery of assignments of applicable Proprietary Rights to the Company or its designee. The Company shall compensate Executive at a reasonable rate for time actually spent by Executive at the Company’s request on such assistance provided after the termination of Executive’s employment with the Company.
(i)Appointment of Company as Agent and Attorney in Fact. In the event the Company is unable for any reason, after reasonable effort, to secure Executive’s signature on any document needed in connection with the actions specified in Section 7(h), Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney in fact, which appointment is coupled with an interest, to act for and in Executive’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes thereof with the same legal force and effect as if executed by Executive.
8.Return of Company Property. At the termination of the Employment Period and at any other time upon the request of the Company, Executive shall deliver to the Company any and all of the Company’s electronic devices including, but not limited to, the Company’s computer, corporate credit card, documents, plans, records, computer tapes, software, drawings, notes, memoranda, specifications, devices (including, without limitation, any cellular phone or computer), and formulas relating to the Company’s business, together with all copies thereof, which is in the possession of Executive.
9.Enforcement. If, at the time of enforcement of Section 5, Section 6 or Section 7, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. It is specifically understood and agreed that any breach of the provisions of Section 5, Section 6 or Section 7 are likely to result in irreparable injury to the Company and the parties hereto agree that money damages would be an inadequate remedy for any breach of Section 5, Section 6 or Section 7. Therefore, in the event of a breach or threatened breach of Section 5, Section 6 or Section 7, the Company or its successors or assigns shall, in addition to other rights and remedies existing in their favor, be entitled to specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, Section 5, Section 6 or Section 7.

10.Representations and Warranties.
(a)Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, non-solicitation agreement, assignment of inventions or confidentiality agreement with any other person or entity, (iii) Executive is not subject to any noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of Executive to carry out fully all activities of Executive in furtherance of the business of the Company, (iv) Executive is not in violation of a confidentiality, non-solicitation or non-competition agreement or any other agreement relating to the relationship of Executive with any third party, because of the nature of the business conducted by the Company, and (v) upon execution and delivery of this Agreement, this Agreement shall be the valid and binding obligation of Executive, and enforceable against Executive in accordance with its terms.
(b)The Company hereby represents and warrants to Executive that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which the Company is bound and
(ii) upon execution and delivery, this Agreement shall be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
1.Indemnification. With respect to all actions taken by Executive during the Employment Period, the Company agrees to indemnify and defend Executive to the fullest extent permitted by applicable law in accordance with the Company’s governing documents on the same basis as other officers of the Company in connection with any actions, suits or proceedings to which Executive is, or is threatened to be made, a party solely by reason of the fact that Executive is or was an officer of the Company.
2.Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Executive and the Company and their respective heirs, successors and permitted assigns. Neither party may assign any of its rights or assign or delegate any of its obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company shall be permitted to assign this Agreement to any successor to all or substantially all of its assets that agrees in writing to assume all of the Company’s obligations hereunder.
3.Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) on the date established by the sender as having been delivered personally,
(b) on the date delivered by a private courier as established by the sender by evidence obtained from such courier, (c) on the date sent by facsimile or e-mail transmission (with acknowledgement of complete transmission), or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Notices, demands or communications to any party hereto will, unless another address is specified in writing pursuant to this Section 13, be sent as follows: if to the Company, at its address provided in its formation documents and (ii) if to the Executive, at the address provided for such purposes in the Company administrative/personnel files.

4.Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be valid under applicable law; but, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of any other jurisdiction, but except as otherwise set forth in this Agreement, this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
5.Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
6.Signatures; Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile signature, portable document format (.pdf) signature or signature sent by electronic transmission will be considered an original signature.
7.Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction).
8.Survival. The provisions of Section 5, Section 6, Section 7, Section 8, Section 9,
Section 11, Section 12, Section 13, Section 14, Section 15, Section 17, this Section 18, Section 19,
Section 21, Section 23, Section 23, Section 25, Section 26, and Section 28 shall survive the termination of Executive’s employment and the termination of this Agreement for any reason.
9.Arbitration. In exchange for the mutual promises contained in this Agreement, the Executive and the Company mutually agree that:
(a)Except for injunctive or equitable relief described in Section 9, any dispute, controversy, or claim arising out of or related in any way to claims arising under or related to this Agreement or any breach of this Agreement, and any alleged violation of federal, state, or local statute, regulation, common law, or public policy, shall be submitted to and decided by binding arbitration.
(b)Notwithstanding anything to the contrary, this Agreement does not prevent Employee from filing a complaint or charge with the National Relations Labor Board, the Equal Employment Opportunity Commission, or any similar federal or state administrative agency, including claims for workers’ compensation or unemployment insurance benefits.
(c)Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof or the Employee’s employment with the Company shall be exclusively resolved by final and binding arbitration. The parties agree, however, that prior to the commencement of arbitration they shall attempt in good faith to resolve any such dispute, claim or controversy by mediation through such mediator and process as the parties may agree upon at the time either party demands mediation or, failing such agreement, through a mediator selected through, and mediation process administered by, JAMS. The parties further agree that they will share equally in the costs of mediation, other than each party’s attorneys’ fees. The location for such mediation shall be Boca Raton, Florida, unless otherwise expressly agreed by the parties. If any such dispute, claim or controversy is not resolved through mediation, any party may submit such dispute to binding arbitration administered by JAMS under its Comprehensive Arbitration Rules then in effect, as modified by the provisions of this Section. The venue for such arbitration shall be Palm Beach County, Florida, or such other location to which all parties may otherwise expressly agree in writing (the “Designated Location”). Arbitration proceedings shall take place before a single arbitrator who shall be a lawyer or former judge. If the parties cannot agree upon the choice of the arbitrator within twenty
(20) business days of the date the matter is submitted for arbitration, the parties shall request, and accept, assignment of an arbitrator from JAMS pursuant to its rules. The arbitrator shall have authority to award any remedy or relief that a court of competent jurisdiction sitting in the state encompassing the Designated Location could grant in conformity to applicable law. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy and a description of the award, with explanation of the reasons for the award. The arbitrator's award shall be final and binding, and judgment may be entered upon such award by any court of competent jurisdiction. The parties agree that all mediation and arbitration proceedings shall be private and confidential, and further agree not to issue any press release or public announcement with respect thereto, including the fact that the mediation or arbitration is being conducted, or disclose any aspect thereof, including any testimony, discovery and any documents filed in the course of such proceedings, except to the mediator or arbitrator and his/her staff, the parties' attorneys and their staff, and any experts retained by the parties.
(d)The foregoing dispute resolution provisions of this Agreement shall not prevent any party from seeking or obtaining preliminary injunctive or other provisional relief from a court of competent jurisdiction for the purpose of preventing irreparable injury, loss or damage pending a final resolution of the dispute, claim or controversy according to such dispute resolution provisions.
(e)By executing this Agreement, both the Executive and the Company represent that they have been given the opportunity to fully review the terms of this Agreement, including the agreement to arbitrate contained in it. The parties understand the terms of this Agreement and freely and voluntarily sign this Agreement. EACH PARTY FULLY UNDERSTANDS AND AGREES THAT THEY ARE GIVING UP CERTAIN RIGHTS OTHERWISE AFFORDED TO THEM, INCLUDING BUT NOT LIMITED TO THE RIGHT TO A JURY TRIAL.
10.Tax Withholdings. The Company shall deduct or withhold from any amounts owing from the Company to Executive any federal, state, local or foreign withholding taxes, excise tax, or employment taxes imposed with respect to Executive’s compensation or other payments from the Company or Executive’s ownership interest in the Company, if any (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity).
11.Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS

AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.
12.Headings; No Strict Construction. The headings of the paragraphs and sections of this Agreement are inserted for convenience only and shall not be deemed a part of or affect the construction or interpretation of any provision hereof. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.
13.Executive’s Cooperation. During the Employment Period and for two years thereafter, Executive shall, subject to the Company reimbursing Executive for out-of-pocket expenses, cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments).
14.Corporate Opportunity. During the Employment Period, Executive shall submit to the Board all business, commercial and investment opportunities or offers presented to Executive or of which Executive becomes aware which materially relate to the business of the Company at any time during the Employment Period (“Corporate Opportunities”). Unless approved by the Board, Executive shall not accept or pursue, directly or indirectly, any Corporate Opportunities on Executive’s own behalf.
15.Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Executive and the Company of the applicable provision without violating the provisions of Code Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Executive by Code Section 409A or damages for failing to comply with Code Section 409A. Notwithstanding anything herein to the contrary, a termination of employment shall be deemed to have occurred at the time such termination constitutes a “separation from service” within the meaning of Code Section 409A for purposes of any provision of this Agreement providing for the payment of any amounts or benefits in connection with a termination of employment and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean a “separation from service.” Notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

16.Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
17.Key Person Insurance. The Company and its affiliates shall have the right throughout the term of this Agreement to obtain or increase insurance on Executive’s life in such amount as the Board or such affiliate (as applicable) determines, in the name of the Company or such affiliates, as the case may be, and for its sole benefit or otherwise. Upon reasonable advance notice, Executive will cooperate in any and all necessary physical examinations without expense to Executive, supply information and sign documents and otherwise cooperate fully with each of the Company and its affiliates as the Company and its affiliates may request.
18.Read and Understood. Executive has read this Agreement carefully and understands each of its terms and conditions. Executive has sought independent legal counsel of Executive’s choice to the extent Executive deemed such advice necessary in connection with the review and execution of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE COMPANY:
Bright Mountain Media, Inc.

Name: Matthew Drinkwater
Title: Chief Executive Officer & Board Member

EXECUTIVE:

Ethan Rudin

Exhibit 1 Prior Inventions

TO: Bright Mountain Media, Inc. (the “Company”) FROM: Ethan Rudin
DATE:

1.Except as listed in Section 7, the following is a complete list and description of all Inventions (as defined in the Confidential and Proprietary information and Inventions Agreement to which this Exhibit is attached) that (i) I have, alone or jointly with others, conceived, developed, or reduced to practice or caused to be conceived, developed, or reduced to practice prior to the commencement of my employment with the Company, (ii) I consider to be my property or the property of third parties, and (iii) I wish to have excluded from the scope of this Agreement:

Check appropriate lines below:

     No Inventions to disclose

     See description of Inventions below:

     See additional sheets attached with description of Inventions.

2.Due to a confidentiality agreement, I cannot complete the disclosure above for the inventions listed below, identified only by a cursory name, the party(ies) to whom it belongs, and my relationship to such party(ies):

Cursory Name of Invention    Party(ies)    Relationship
1.
2.
3.
     See additional sheets attached.

Exhibit 2
Limited Assignment Exclusion Notice

THIS IS TO NOTIFY THE EMPLOYEE in accordance with Revised Code of Washington §
49.44.140 and Section 7(d) of this Employment Agreement that this Agreement does not require the Executive to assign or offer to assign to, or on behalf of, the Company any Invention for which ALL of the following are true:

•No equipment, supplies, facility or trade secret information of the Company was used to develop the Invention.
•The Invention was developed entirely on the Executive’s own time.
•The Invention does not related either (i) directly to the business of the Company or (ii) to the Company’s actual or demonstrably anticipated research or development.

•The Invention does not result from any work performed by the Executive for the Company.
Any provision in the Agreement which purports to require the Executive to assign or offer to assign a non-assignable Invention described in the preceding paragraph is, to that extent, against the public policy of Washington and is, to that extent, void and unenforceable.